ARTICLE OF AMENDMENT
                                       OF
                             WINCANTON CORPORATION

     Pursuant to the provisions of the Washington Business Corporation Act, Chapter 23B.10 RCH, the following Articles of Amendment to the Articles of Incorporation are submitted for filing.

                                   ARTICLE I

     The name of this corporation is Wincanton Corporation, the ("Corporation").

                                   ARTICLE II

     The following two amendments have been adopted:

     (1)  Article I is hereby amended as follows:

          The existing Article I of the Articles of Incorporation is hereby revoked and is null and void; and

          The following shall now constitute Article I:

                                   ARTICLE I
                               NAME AND DURATION
                              -------------------

               The  name  of  the  Corporation  is  Parks  America!   Inc.  (the
               "Corporation") and its existence shall be perpetual.

     (2) Section 1 of Article VI of the Articles of Incorporation is amended to reduce the number of authorized shares of common stock from 15,000,000 shares of no par common stock to 150,000 shares of no par common stock by means of a 100 to 1 reverse stock split.

                                  ARTICLE III

     The amendment provides for no exchange, classification, or cancellation of issued shares. At all times material hereto, there were only common shares issued and outstanding. No preferred shares are, or were, outstanding.

                                   ARTICLE IV

     The amendment was adopted on November 19, 1999 and shall be effective upon filing of these Articles of Amendment.

                                   ARTICLE V

     This amendment was duly approved by the directors in accordance with the provisions of RCW 23B.10.020. No shareholder action is required.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed on this 9th day of December, 1999.

                                             WINCANTON CORPORATION


                                             By: /s/ Robert L. Klosterman
                                                --------------------------
                                             Names: Robert L. Klosterman
                                             Title: President